STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT ( "Agreement" ) , dated as of the 18th day of February, 2004, by and between Sandra Sowers ("Seller") and Paul Smith ("Buyer").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller owns 2,224, 436 restricted shares (the "Shares") of the common stock ("Common Stock") of P.D.C. Innovative Industries, Inc., a Nevada corporation (the "Corporation");

         WHEREAS, Seller desires to sell, and Buyer desires to buy, as provided for in this Agreement, one half of all of Seller's Shares, 1112,218, as set forth below;

         NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals; Certain Matters. The recitals as set forth above are true and correct. No representations or warranties are expressed or implied other than as expressly set forth herein.

2. Common Stock Sold and Purchased; Assumption of Rights.

         (a) Subject to the terms and conditions hereinafter set forth, Seller agrees to sell, and Buyer agrees to buy the Shares;

         (b) Assumption of Rights. Buyer shall assume all rights granted to Seller as a shareholder of the Corporation.

3. Purchase Price.

         (a) Buyer shall pay to Seller through the delivery in U.S. dollars, the amount of $55,000 for such Shares payable as follows:

                  (i) Promissory Note. At Closing, Buyer will execute and deliver to Seller a promissory note ("Promissory Note"), the form of which is attached hereto as Exhibit A and made a part hereof, in favor of Seller in the principal amount of Fifty-Five Thousand Dollars ($55,000.00), without interest ( "Principal Amount" ). Such Promissory Note shall provide for payment in the amount of $1,000 per month commencing on March 18, 2004 and continuing on the 18th day of each consecutive month thereafter, subject to a grace period as provided for therein, through and including February 18, 2006, with the balance of $31,000 to be due and payable in full on March 18, 2006, unless earlier prepaid (in which case without any prepayment penalty).

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         (b) Closing Date; Termination.

                  (i) The closing (the "Closing") shall take place at 9:00 a.m. eastern daylight time at the offices of Tescher Lippman & Valinsky ("TLV") located at 100 Northeast Third Avenue, Suite 610, Fort Lauderdale, FL 33301 on February 18, 2004 (the "Closing Date").

                  (ii) All documentary stamp taxes and any other taxes, charges, fees, assessments applicable to the transaction described herein shall be borne by Buyer.

                  (iii) Termination. If Closing has not occurred by the Closing Date, Seller may terminate this Agreement at any time thereafter by giving written notice of termination to Buyer, and the parties shall thereupon be relieved of any further obligation to each other.

4. Escrow of Shares. The Buyer agrees that until such time as he has paid to Seller the Principal Amount in full, pursuant to the terms set forth in paragraph 3 hereof, such Shares shall be held in escrow by Tescher Lippman & Valinsky, P.A. ("TLV"), pursuant to the escrow agreement by and between the Seller, Buyer and "TLV", a copy of which is attached hereto and made a part hereof (the "Escrow Agreement").

         (a) Deposit of Shares by Sowers . Pursuant to the terms of the Escrow Agreement, Sowers will deposit the Shares to the escrow account. Sowers shall deliver all of the physical stock certificates representing the Shares, together with a stock power executed in blank with her signature medallion guaranteed for each physical stock certificate delivered (with her name executed in blank in each such stock power exactly as it appears on the corresponding stock certificate) at the time of execution of the Escrow Agreement. To the extent all of the Shares cannot be physically delivered by Sowers concurrent with her execution of the Escrow Agreement for any reason, Sowers shall promptly arrange at her sole cost and expense for the balance of the Shares not contemporaneously delivered upon execution to be promptly delivered in physical form to the Escrow Agent together with a stock power executed in blank and medallion guaranteed for each such certificate so delivered.

         (b) Voting and Other Rights. Unless and until such time as Smith may be in breach of this Agreement, the Escrow Agreement and/or the Promissory Note, while the Shares are held in escrow, Smith shall be solely deemed to be the beneficial owner of the Shares and any dividends and/or any other distributions thereon for any and all purposes, and shall solely be entitled to vote the Shares and any dividends and/or any other distributions thereon (if same constitute voting securities). Notwithstanding the foregoing, while the Shares and any dividends and/or any other distributions thereon are held in escrow, Smith shall not dispose or attempt to dispose of the Shares and any dividends and/or any other distributions thereon in any manner whatsoever, or create or attempt to create or permit any lien, claim, and/or encumbrance of any kind whatsoever thereon. Likewise, while the Shares and any dividends and/or any other distributions thereon are held in escrow, Sowers shall not be entitled to vote any of the Shares and any dividends and/or any other distributions thereon, and shall not dispose or attempt to dispose of the Shares and any dividends


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and/or any other distributions thereon in any manner whatsoever, or create or attempt to create or permit any lien, claim, and/or encumbrance of any kind whatsoever thereon.

5. Seller's Representations, Warranties and Covenants. Seller represents, warrants, and covenants as follows as of the date hereof and as of the Closing
Date:

         (a) Title to Shares. Seller owns the Shares, which are fully paid and non-assessable, free and clear of any liens, claims and/or other encumbrances, limitations or restrictions.

         (b) Due Authorization. Seller has the power to enter into this Agreement and to carry out her obligations hereunder. This Agreement has been duly executed by the Seller, and constitutes the valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

6. Buyer's Representations, Warranties and Covenants. Buyer represents, warrants, and covenants jointly and severally as follows as of the date hereof and as of the Closing Date:

         (a) Due Authorization. Buyer has the power to enter into this Agreement and to carry out his obligations hereunder. This Agreement has been duly executed by the Buyer, and constitutes the valid and binding obligation of the Buyer and is enforceable against the Buyer in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         (b) Investment Representations. Buyer: (i) acknowledges that the Shares are "restricted securities" as that term is defined in Rule 144 of the general rules and regulations under the Securities Act of 1933, as amended (the "Securities Act"); (ii) is acquiring the Shares for his own account; (iii) will not sell, transfer or otherwise dispose of the Shares except in compliance with the Securities Act; (iv) is an accredited investor, as such term is defined under the Securities Act and/or has sufficient knowledge or experience in financial, investment and business matters that he/it is capable of evaluating the merits and risks of his/its investment in the Shares being offered on the terms and conditions as set forth herein; in connection therewith, Buyer has consulted with such independent legal counsel and/or other advisers considered appropriate to assist Buyer in evaluating his/its investment in the Corporation; Buyer represents that he/it has adequate means of providing for his/its current financial needs and possible personal contingencies, and has no need for liquidity of his/its investment in the Corporation and can afford: (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of his/its investment; and (v) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive. Buyer has been afforded the opportunity to ask questions of, and receive answers from the officers and directors of the Corporation on a confidential basis concerning the Corporation and to obtain any additional information, to the extent that the Corporation possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and


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has availed himself/itself of such opportunity to the extent he/it considers appropriate in order to permit him/it to evaluate the merits and risks of an investment in the Corporation; and (vi) Buyer acknowledges and understands that the Shares have not been registered under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available and that the Corporation is under no obligation whatsoever to register the Shares for public resale under the Securities Act.

         (c) Legend on Shares. Buyer further agrees that each certificate evidencing the Shares will bear a restrictive legend substantially similar to the following:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) THEY ARE REGISTERED UNDER THE ACT OR
         (2) THE HOLDER HAS DELIVERED TO THE ISSUER AN OPINION OF COUNSEL, WHICH OPINION SHALL BE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THERE IS AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THAT REGISTRATION IS OTHERWISE NOT REQUIRED.

         (d) No Restrictions. Buyer will at Closing not be subject to any restriction which would prevent consummation of the transactions contemplated by this Agreement.

         (e) Best Efforts. Buyer represents that he shall use his best efforts to close pursuant to the terms of this Agreement by the Closing Date or as soon thereafter as possible.

7. Remedies Available to Buyer and Seller in the Event of Breach or Default. In the event of any breach or default of this Agreement by Buyer or Seller, including the representations and warranties set forth herein, Buyer and Seller may pursue any and all legal and/or equitable remedies then available to them, respectively. It is expressly acknowledged and agreed by Buyer that a default by Buyer of any of the terms and conditions of the Promissory Note shall be deemed to constitute a default under this Agreement as well.

8. Term of Agreement; Survival of Representatives and Warranties. The term of this Agreement shall expire upon the payment in full of all monies due and owing to the Seller under the Promissory Note. Notwithstanding the foregoing, the representations, warranties and covenants of Seller shall terminate upon the Closing and the representations, warranties and covenants of Buyer shall terminate when the Promissory Note has been paid in full.

9. Successors and Assigns. Buyer may not assign this Agreement or the Promissory Note or any of his obligations hereunder or thereunder without the prior written consent of Seller, which consent may be withheld in the sole discretion of and without any liability whatsoever to the Seller.


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This Agreement shall be binding upon and inure to the benefit of the permitted assignees of the parties hereto and their respective successors. No permitted assignment shall relieve Buyer of his obligations under this Agreement, and Buyer shall guarantee the performance of this Agreement by any permitted assignees.

10. Applicable Law: Jurisdiction and Venue; Service of Process; Waiver of Trial by Jury; Attorney's Fees. This Agreement, the Promissory Note and the legal relations between the parties hereto shall be deemed made in, governed by, and construed solely in accordance with, the substantive laws of the State of Florida, without giving effect to the principles of choice or conflict of laws thereof. Jurisdiction and venue for any action or proceeding brought by or between Buyer or Seller relating to this Agreement, shall be solely in the federal and/or state courts located in Broward County, Florida. Buyer and Seller hereby consent to the jurisdiction and venue of such courts, and agree that they shall not contest or challenge the jurisdiction or venue of such courts. Each of Buyer and Seller agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its address as set forth herein or as may otherwise be changed pursuant to the notice provisions hereof, shall be effective service of process for any action, suit or proceeding brought against it in any such court. In recognition of the fact that the issues which would arise under this Agreement and/or the Promissory Note are of such a complex nature that they could not be properly tried before a jury, each of the Buyer and Seller waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

11. Notices. Any notice or other communication provided for herein to Seller or Buyer shall be in writing and delivered personally or sent by certified or registered mail or via a nationally recognized overnight courier service or via telecopier as follows:

To Seller:                 Ms. Sandra Sowers
                           4411 NW 105th Terrace
                           Coral Springs, FL 33065
                           Telecopier No. (954) 752-9736

To Buyer:                  Mr. Paul Smith
                           501 South Dakota Avenue,
                           Suite 1
                           Tampa, FL 33060
                           Telecopier No. (813) 258-0613

         Any party may change the address to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail or via a nationally recognized overnight courier service or via telecopier shall be deemed to have been given on the date it is actually received (and in the case of telecopier, upon receipt by sender of a printed confirmation of receipt).

12. Waiver. No provision of this Agreement shall be deemed waived by course of conduct, including the act of closing, unless such waiver is made in a writing signed by both parties stating


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that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

13. Further Assurances. Each of the parties hereto agrees to execute all documents and instruments and to take or to cause to be taken all actions which are necessary or appropriate to complete the transactions contemplated by this Agreement.

14. Entire Agreement. This Agreement together with the Promissory Note represents the entire understanding of the parties hereto, supersedes all other and prior memoranda and agreements between the parties hereto and their affiliates and may not be modified or amended, except by a written instrument executed by each of the parties hereto designating specifically the terms and provisions so modified and amended.

15. Captions; Rule of Construction That Ambiguities are to be Construed Against the Drafter Not Applicable. This Agreement is to be construed fairly and simply and not strictly for or against either of the parties hereto. The section headings contained herein are for convenience of reference only, and shall not affect the meaning or interpretation of any provision hereof. The parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

16. Counterparts; Facsimile Copies. This Agreement may be executed in one or more counterparts and via facsimile. All executed counterparts shall constitute one Agreement, notwithstanding that all parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                     SELLER:

                                                     /s/ Sandra Sowers
                                                     -----------------------
                                                     Sandra Sowers



                                                     BUYER:


                                                     /s/ Paul Smith
                                                     -----------------------
                                                     Paul Smith


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